SUBSCRIPTION AGREEMENT


      SUBSCRIPTION AGREEMENT dated as of January 9, 1997 by and among XCL Ltd., a Delaware corporation (the "Company"), and the parties identified on the signature page hereof, such parties being collectively referred to herein as the "Subscribers".

      The Company and the Subscribers, each in reliance upon the representations, warranties and covenants contained in this Agreement, agree as follows with respect to the issuance and sale by the Company and the purchase by the Subscribers of up to a maximum aggregate amount of 22,000 shares ("Shares") of the Company's unissued Series F, Cumulative Convertible Preferred Stock, par value $1.00 per share, the designations, preferences and rights appertaining to which are set forth in Exhibit "A" annexed hereto (the "Series F Preferred Stock"), in the manner provided in Section 1 hereof. Each Subscriber hereby irrevocably subscribes for the number of Shares for the aggregate purchase price determined in accordance with the provisions of Section 1 hereof. This Agreement is one of several counterparts being executed by Subscribers each identical in all aspects except for the identity of the Subscriber and amount of its subscription for Shares. The execution, delivery and performance of this Agreement by each Subscriber shall not create any partnership, joint venture, agency or other similar relationship with the Company or any other Subscriber purchasing Shares.

      1. Sale and Purchase of Securities. This Agreement is being executed and delivered in several counterparts in connection with the offering by the Company (the "Offering") of a maximum aggregate amount of 22,000 shares of Series F Preferred Stock at one or more closings (each a "Closing") during the period commencing with the date hereof and expiring on February 28, 1997, unless sooner terminated by the Company upon written notice to Subscribers (the "Offering Period"). The Shares, the shares of common stock, par value $.01 per share ("Common Stock") issuable upon conversion of the Series F Preferred Stock in accordance with its terms ("Conversion Stock") and additional shares of Series F Preferred Stock issuable at the election of the Company in lieu of cash dividends on the Series F Preferred Stock ("Dividend Stock"), are sometimes hereinafter referred to collectively as the "Securities". Subject to the terms and conditions set forth herein, including, without limitation, the Company's unilateral right exercisable in its sole and arbitrary discretion to terminate the Offering at any time during the Offering Period, upon countersigning this Agreement, the Company agrees to sell to the Subscriber executing and delivering this Agreement, and the Subscriber hereby irrevocably subscribes for, the number of Shares specified on its signature page attached hereto in exchange for the following (the "Purchase Price"):

     (a) Cancellation of a Consulting Agreement between the Company and Mitch Leigh entered into on July 10, 1996, and release from obligations thereunder;

     (b) Surrender by Mitch Leigh of 1,325,000 shares of unregistered Common Stock and 2,466,875 warrants issued in connection with the Consulting Agreement;

     (c)  Surrender  by  Mitch  Leigh of  rights  to  acquire
          558,000 Units comprised of 558,000 shares of registered
          Common Stock and 558,000 warrants pursuant to an agreement dated August 1, 1996;

     (d)  Surrender by Abby Leigh of rights to acquire 600,000
          Units  comprised of 600,000 shares of registered Common
          Stock and 600,000 warrants pursuant to an agreement dated August 1, 1996;

     (e) Surrender of registration rights with respect to 3,000,000 shares of Common Stock issued in a Unit offering dated September 18, 1995;

     (f)  Cash  in  the amount of $106,625 tendered by  Mitch
          Leigh; and

     (g)  Cash  in  the amount of $112,500 tendered  by  Abby
          Leigh.

      2. Conditions. (a) The Subscribers' obligation to purchase and pay for the Securities is subject to the satisfaction, on or before the Closing Date, of the following conditions, except to the extent waived by each Subscriber:

          (i) Officer's Certificate. The representations and warranties contained in Section 3 shall (except to the extent of changes caused by transactions contemplated in or expressly permitted by this Agreement) be true on and as of the Closing Date with the same effect as though such representations and warranties were originally made on and as of such date; all agreements to be performed by the Company hereunder on or before the Closing Date shall have been duly performed; and the Company shall have delivered to the Subscribers a certificate, signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Company, dated such Closing Date, to such effect.

          (ii) Proceedings and Documents. All corporate and other proceedings taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Subscribers and the Subscribers shall have received copies of all documents and records which the Subscribers may reasonably request.

      (b) The Company's obligation to issue and deliver the Shares to the Subscribers on each Closing Date is subject to the satisfaction, on or before such Closing Date, of the following conditions, except to the extent waived by the Company:

           (i) Subscriber's Representations and Warranties. The representations and warranties contained in Section 4 shall (except to the extent of changes caused by transactions contemplated in or expressly permitted by this Agreement) be true on and as of the Closing Date with the same effect as though such representations and warranties were originally made on and as of such date and all agreements to be performed by the Subscribers hereunder on or before the Closing Date, shall have been duly performed.

          (ii) Proceedings and Documents. All legal and other proceedings taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, including, without limitation, the certificates evidencing the shares of Common Stock, with duly executed stock powers attached, comprising payment of a portion of the Purchase Price, shall be reasonably satisfactory in form and substance to the Company and its counsel, and the Company shall have received copies of all documents and records, which the Company or the Company's counsel may reasonably request.

      3.      Representations and Warranties by the Company.  The
Company hereby represents and warrants to the Subscribers that, except as disclosed in the SEC Filings (as hereinafter defined):

           (a) Organization and Good Standing. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to carry on its business as now being conducted and is not required to qualify to do business as a foreign corporation in any other jurisdiction where the failure so to qualify would have a material adverse effect on the Company's and its subsidiaries' business, financial condition or results of operations, taken as a whole.

           (b) Certificate of Incorporation and Bylaws. The Company has heretofore or at the Initial Closing made available to the Subscribers upon request a complete and correct copy of the Certificate of Incorporation and the Amended and Restated Bylaws, each as amended to date, of the Company. Such Certificate of Incorporation and Bylaws, as so amended, are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation, as so amended, or Restated and Amended Bylaws.

           (c) Capitalization. As of December 31, 1996, the Company's authorized capital stock consists of 500,000,000 shares of Common Stock, of which 276.664,260 shares were validly issued and outstanding and are fully paid and nonassessable, and 2,400,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), to be issued in series with such rights and preferences as the Board may designate from time to time of which 577,803 shares designated the Series A, Cumulative Convertible Preferred Stock ("Series A Preferred"), 44,954 shares designated the Series B, Cumulative Preferred Stock ("Series B Preferred") and 46,654 shares designated the Series E, Cumulative Convertible Preferred Stock ("Series E Preferred") are validly issued and outstanding and are fully paid and nonassessable.

           (d) Corporate Authority. The Company has full corporate power and authority to enter into this Agreement and to sell the Shares and issue and deliver or cause to be issued and delivered the Shares and to incur and perform the obligations provided for herein or pursuant to the provisions of the Series F Preferred Stock, all of which will have been duly authorized by all necessary corporate or other action of the Company. The execution, delivery and performance of this Agreement, and the sale of the Shares and the delivery by the Company of the Shares to the Subscribers in the manner contemplated by this Agreement does not violate any provision of any law of the United States, or the Certificate of Incorporation, as amended, or the Amended and Restated Bylaws of the Company, or any agreement or instrument by which the Company, or any of its properties are bound and will not result in the creation of any encumbrance or charge upon any asset of the Company. This Agreement and the provisions of the Series F Preferred Stock constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that the indemnification provisions hereof may be deemed void as a matter of public policy in any proceeding commenced by the Commission (as hereinafter defined) or otherwise.

             (e) Governmental Consents. All consents, authorizations and approvals (if any) of any governmental agency or other regulatory body within the United States required to be obtained by the Company for the execution and delivery of this Agreement and the issuance and sale of the Shares in the manner contemplated by this Agreement, and the performance of its obligations assumed under the Shares have been obtained and are in full force and effect.

           (f) Series F Preferred Stock. An aggregate of 50,000 shares of Preferred Stock have been authorized as "Series F Preferred Stock". The Shares, upon payment and issue as provided for in this Agreement and the shares of Dividend Stock, upon issuance as contemplated under the Series F Preferred Stock, will be duly authorized, validly issued, fully paid and nonassessable. An aggregate of 18,000 shares of Dividend Stock have been reserved for issuance as dividends on the Shares.

           (g) Common Stock. The Conversion Stock will, following issuance in the manner provided for in the Series F Preferred Stock, be duly authorized, validly issued, fully paid and nonassessable. A total of 16,000,000 shares of Common Stock have been reserved for issuance upon conversion of the Series F Preferred Stock.

          (h) Securities and Exchange Commission Filings. The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("Commission") since January 1, 1996 (the "SEC Filings"). The SEC Filings (i) were prepared in accordance with the requirements of the Securities Act, or the Securities Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the Commission.

           (i) Financial Statements. The consolidated balance sheets of the Company and its consolidated subsidiaries as at December 31, 1995 and September 30, 1996 and the related consolidated statements of income and cash flows for the fiscal periods ended on such dates, are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied and each presents fairly the consolidated financial position of the Company and its consolidated subsidiaries on the dates specified or the consolidated results of its and their operations for the periods indicated in all material respects.

          (j)     Absence of Certain Material Changes and Events.
     Except  as  disclosed in the SEC Filings and  herein,  since
     September 30, 1996, there has been;

                 (i) no material adverse change in the financial condition, assets, liabilities, results of operations, or business of the Company and its subsidiaries, taken as a whole, other than changes disclosed in the SEC Filings, except that the Company is currently suffering a significant working capital shortage which, if not remedied, may have a material adverse effect on the business and financial condition of the Company;

                (ii) no material damage, destruction or loss (whether or not coveted by insurance) materially and adversely affecting the properties or business of the Company and its subsidiaries, taken as a whole; or

               (iii) no labor trouble, or any other events or condition of any character, materially and adversely affecting the properties, business or prospects of the Company and its subsidiaries, taken as a whole.

           (k) Contracts. The Company is not in material violation of or in material default under any material contract or commitment to which it is a party or by which it is bound.

           (l) Litigation. There is no material litigation, proceeding or investigation not fully covered by insurance which is pending or, to the Company's knowledge, threatened against or relating to the Company or any of its subsidiaries or its or their properties or business, which, if adversely decided, would have a material adverse effect on the Company's and its subsidiaries' business or financial condition, taken as a whole, or impair the Company's ability to execute, deliver and perform this Agreement. Neither the Company nor any of its subsidiaries nor any of their properties is subject to any judgment, decree or order of any court or any other governmental or administrative body or agency which impairs the Company's ability to execute, deliver and perform this Agreement in accordance with its terms.

      4.      Representations, Warranties and Agreements  by  the
Subscribers. Each Subscriber hereby severally represents and warrants to and agrees with the Company as follows:

           (a) Authority, etc. Each Subscriber who is an individual has the legal capacity to enter into and perform this Agreement and each Subscriber who is a corporation, partnership, trust, association or other entity (an "Entity Subscriber") is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, in either case, with full legal power and authority to execute, deliver and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Entity Subscriber has been duly authorized by all legal action required to be taken on the part of the Entity Subscriber. This Agreement constitutes the valid and binding obligation of each Subscriber enforceable in accordance with its terms, except to the extent that the indemnification provisions may be deemed void as a matter of public policy in any proceeding commenced by the Commission or otherwise. The execution, delivery and performance of this Agreement by the Subscriber will not violate or cause a breach, with or without notice or the passage of time or both, of each Entity Subscriber's Charter or other documents pursuant to which it was incorporated or organized, any provision of any law, domestic or foreign, to which the Subscriber is subject, or any agreement or instrument by which the Subscriber, or any of its properties are bound, and the Subscriber is not currently insolvent nor will the acquisition of the Shares in the manner contemplated herein render the Subscriber insolvent. All consents, authorizations and approvals (if any) required to be obtained in order to enable the Subscriber to execute, deliver and perform this Agreement have been duly obtained or shall be obtained on or prior to the Closing Date. So long as the Subscriber continues to hold the Shares, it shall, at its own expense, furnish to the Company upon receipt of the written request therefor all information as may be required to be disclosed under applicable law regarding its ownership of the Company's securities, including, without limitation, any information that may be required to be disclosed pursuant to the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. Any shares of Common Stock which may be transferred to the Company in partial payment of the Purchase Price shall be transferred free and clear of all liens, charges and encumbrances of any kind whatsoever ("Adverse Claims") and upon such transfer the Company shall be a bona fide purchaser thereof for value and the legal and beneficial owner of such shares free and clear of all Adverse Claims.

          (b) Due Diligence Inquiry. The Subscriber, together with its own advisors, has conducted its own due diligence examination of the Company's and its subsidiaries' assets, business, financial condition, results of operations, and prospects. The Subscriber is aware of the high degree of risk attendant to an investment in the Shares, including, without limitation, the Company's current working capital shortage, the Company's recent history of limited revenues, the Company's consideration of the sale of its domestic producing and other oil and gas properties, the delays that may be encountered in realizing upon the Company's investment in the Zhao Dong Block in the Bohai Bay in the People's Republic of China, and the risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and in the materials entitled "Investment Considerations" previously furnished to the Subscribers.

           (c) Independent Investigation. The Subscriber has carefully reviewed and relied solely upon the representations and warranties of the Company contained herein and upon the independent investigations made by it and its representatives in making a decision to purchase the Securities and has a full understanding and appreciation of the risks inherent in such a highly speculative investment. In connection with such investigation, the Subscriber and its attorneys, accountants and other representatives and advisers, if any, (i) have been given an opportunity to ask, and have to the extent the Subscriber considered necessary, asked questions of, and have received answers from, officers of the Company concerning the terms of the Series F Preferred Stock and the affairs of the Company and its subsidiaries and (ii) have been given or afforded access to all documents, records, books and additional information which the Subscriber has requested regarding such matters. In particular, the Subscriber has been given access to the Certificate of Incorporation with all amendments thereto; the Amended and Restated Bylaws of the Company; the material contracts affecting the Company and its subsidiaries' business; and the files and records maintained by the Company with respect to its subsidiaries' producing properties, undeveloped acreage, and other assets of the Company and its subsidiaries.

           (d) Unregistered Shares. The Subscriber recognizes that the offer and sale by the Company to it of the Shares, or the issuance of the Dividend or Conversion Stock have not been and, except as hereinafter set forth in Section 5, will not be registered under the Securities Act and, with the exception of the Conversion Stock, the Exchange Act, and have not been and will not be registered under any other domestic or foreign securities laws (the Securities Act, the Exchange Act and any such other applicable securities laws are hereinafter collectively referred to herein as the "Securities Laws") in reliance upon exemptions from the registration requirements thereof; the Subscriber is acquiring the Securities solely for its own account for investment and not with a view to, or for offer or resale in connection with, a distribution thereof in violation of any Securities Laws. The Subscriber understands that the effect of such representation and warranty is that the Securities must be held indefinitely unless the sale or transfer thereof is subsequently registered under applicable Securities Laws or an exemption from such registration is available at the time of the proposed sale or transfer thereof. Except as hereinafter set forth in Section 5, the Company is under no obligation either (i) to file a registration statement under the Securities Act covering the sale or transfer of the Securities or otherwise to register the Securities for sale under applicable Securities Laws or
     (ii) to register the Shares or the Dividend Stock under the Exchange Act. The statements contained in this Section 4 are true, correct and complete in all material respects and do not omit any material fact necessary to make such statements not misleading.

                (1) Each of the Subscribers hereby represents and warrants to the Company that:

                     (i)      it  has  received  a  copy  of  the
               Company's SEC Filings made in fiscal year 1996 and to date in 1997;

                    (ii)     it has such knowledge and experience
               in financial and business matters as to be capable
               of   evaluating  the  merits  and  risks   of   an
               investment in the Securities;

                     (iii)  it  is  an "accredited  investor"  as
               defined in Rule 501 of Regulation D under the Securities Act; and

                     (iv) it understands that the Securities  are
               not being (and, except to the extent set forth  in
               Section 5 hereof, will not be) registered under the Securities Laws; the Securities are being sold to it in a transaction that is intended to qualify for an exemption from the registration requirements of the Securities Act, and, except to the extent set forth in Section 5 hereof, will not be registered under the Securities Laws and may not be transferred unless the request for transfer is accompanied by a written certification that such Securities will not be resold in the United States or to any U.S. person except in accordance with applicable requirements of Rules 144 or 144A promulgated under the Securities Act or in a transaction which in the opinion of counsel, reasonably satisfactory to the Company, does not require registration under the Securities Laws; and it also understands that the Securities may not be transferred unless subsequently registered under the Securities Laws, or sold in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, does not require registration under the Securities Laws.

            (e) Transfer Conditions. Prior to any sale, transfer or other disposition of any of the Subscriber's Securities (so long as they have not been registered under the Securities Act as contemplated in Section 5 hereof or are  otherwise  freely  transferable  under  the  Securities
     Laws), the Subscriber agrees to give at least three business days prior written notice to the Company of its intention to effect such transfer and to comply in all other respects with this Section 4(e). Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions required herein, and, if requested by the Company, shall be accompanied by an opinion of counsel acceptable to the Company, addressed to the Company and satisfactory in form and substance to the Company, stating that, in the opinion of such counsel, such transfer will be a transaction exempt from registration under the Securities Laws and that all consents, approvals or authorizations to such transfer have been obtained. Assuming the receipt by the Company of such satisfactory opinion, the Subscriber shall thereupon be entitled to transfer such shares in accordance with the terms of the notice delivered by the Subscriber to the Company. Each certificate or other document issued representing the Securities shall bear an appropriate legend suitably conformed, unless, in the opinion of the respective counsel for the Subscriber and the Company, such legend is not required in order to aid in assuring compliance with applicable Securities Laws.

           The Subscriber agrees that it will not sell, transfer or otherwise dispose of any of the Securities except upon compliance with Sections 4(d), 4(e), 4(f) and 4(g) hereof.

           (f) Limit on Resales During Registration. The Subscriber agrees not to sell any Registered Stock (as defined in Section 5) during the period from the date it receives notice of the filing of any registration statement by the Company through the 180th day after the effective date of such registration statement, to the public pursuant to Rules 144 or 144A under the Securities Act or otherwise, without the prior receipt of the written consent of the Company; provided, however, that such restriction shall not be applicable to the Subscriber unless the registration statement relates to an underwritten public offering of the Company's securities.

            (g) Restrictive Legends and Stop Order. In addition to any specific restrictive legends that may be required by applicable Securities Laws or agreements to which the Subscriber may be a party, each Subscriber agrees to be bound by a restrictive legend which may be placed on the certificates representing the Securities. The Subscriber understands and agrees that the Company may place and instruct any transfer agent for the Securities to place a stop transfer notation in the stock records in respect of the certificates representing the Securities, provided that such securities may be transferred upon compliance with the provisions of this Section 4. The Subscriber acknowledges and agrees that the Company is and will be relying upon the truth and accuracy of the foregoing representations and warranties in offering and selling the Shares and issuing the Securities to the Subscriber without first registering them under applicable Securities Laws.

      5. Registration. (a) If at any time after the Closing the Company proposes to register any of its Common Stock under the Securities Act for sale to the public (such sale being hereinafter referred to as a "Public Offering"), except with respect to registration statements on Forms S-4, S-8 or their then equivalents, each such time it will give written notice to the Subscribers of its intention so to do. Upon the written request of a Subscriber, received by the Company within 30 days after the giving of any such notice by the Company, to include in such Public Offering any of its Conversion Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Conversion Stock to be included in the securities to be sold in such Public Offering, all to the extent requisite to permit the sale or other disposition by such Subscriber (in accordance with its written request) of such Conversion Stock. If the Public Offering is an underwritten public offering and the managing underwriter determines in good faith and advises in writing that the number of shares of Common Stock which the Company proposes to offer under such registration statement, together with the number of shares of Conversion Stock and other shares of Common Stock requested to be included in such registration statement by the holders of securities having registration rights similar to those of this Section 5(a), exceeds the number of shares of equity securities it is advisable to offer and sell at such time, then the number of shares to be sold by the Company, the Subscribers and such other shareholders after such reduction shall be allocated among the Company, the Subscribers and such other shareholders such that the Company shall have the right to have offered no less than 75% of the original number of shares proposed or requested by the Company to be registered. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5(a) without thereby incurring any liability to the Subscribers.

      (b) As a condition to the inclusion of shares of Registered Stock in any registration statement, the Subscribers will furnish to the Company such information with respect to them and their plan of distribution of such shares as is required to be disclosed in the registration statement (and the prospectus and all amendments thereto included therein) by the applicable rules, regulations and guidelines of the Commission.

      (c) The Company and the Subscribers agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature and their shareholders.

     (d) (i) The Company will indemnify and hold harmless the Subscribers and each other person, if any who controls the Subscribers within the meaning of the Securities Act or the Exchange Act from and against any and all losses, claims, damages, liabilities and legal and other expenses including costs of investigation caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which the Registered Stock was registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment, post-effective amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances then existing, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Subscribers and furnished to the Company in writing by the Subscribers expressly for use therein.

      (ii) It shall be a condition to the obligation of the Company to effect a registration of the Registered Stock under the Securities Act pursuant hereto, that the Subscribers jointly and severally indemnify and hold harmless the Company and, in connection with an underwritten public offering, each underwriter and each person, if any, who controls the Company or the underwriter, within the meaning of the Securities Act or the Exchange Act, to the same extent as the indemnity from the Company in the foregoing paragraph, but only with reference to information relating to the Subscribers furnished to the Company or the underwriter in writing by the Subscribers expressly for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment, post-effective amendment or supplement thereto.

      (iii) In case any claim shall be made or any proceeding (including any governmental investigation) shall be instituted involving any indemnified Party in respect of which indemnity may be sought pursuant to this Section 5(d), such indemnified party shall promptly notify the indemnifying party in writing of the same; provided that failure to notify the indemnifying party shall not relieve it from any liability it may have to an indemnified party otherwise than under this Section 5(d). The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the fees and disbursements of such counsel. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (iii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to differing interests between such indemnified party and any other party represented by such counsel in such proceeding; provided that the Company shall not be liable for the fees and disbursements of more than one additional counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

           (e) The registration of the Conversion Stock as herein provided shall be at the expense of the Company except that Subscribers shall bear the cost of any underwriters discounts, fees and expenses attributable to their shares of such Stock and the fees and expenses of any legal counsel and accountants, if any, retained by the Subscribers.

      6. Survival of Representations and Warranties. The representations and warranties of the parties hereto set forth in this Agreement or in any certificate or other document or instrument furnished by or on behalf of any party hereto in connection with the transactions contemplated hereby, which shall be deemed to be effective as of the date made, shall survive the execution, delivery and termination of this Agreement and the consummation of the transactions contemplated hereby and shall terminate effective on the first anniversary of the last Closing Date to occur hereunder.

      7. Notices. Any notice, claim, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given if delivered or mailed, first class postage prepaid, or sent by facsimile (with a copy mailed promptly thereafter by first class mail, postage prepaid), to the party for whom intended at the following addresses:

If  to  the  Subscribers:      The addresses  set  forth  on  the
                                signature page hereof.

If to the Company:     110 Rue Jean Lafitte
                       Lafayette, Louisiana 70508
                       Attn.: David A. Melman, Esq.
                              Executive Vice President
                       Facsimile Number (318) 237-3316

     With a copy to:

               Peter A. Basilevsky, Esq.
               Satterlee Stephens Burke & Burke LLP
               230 Park Avenue
               New York, New York 10169
               Facsimile Number (212) 818-9606

or at such other address, as to any party, as such party shall specify by like notice to the other parties.

      8. Entire Agreement, etc. This Agreement together with the Exhibit hereto sets forth the entire understanding and agreement between the Company and the Subscribers pertaining to the subject mailer of this Agreement and the Exhibit superseding any and all prior agreements, proposals, understandings and arrangements between the parties hereto, all of which shall be deemed terminated, cancelled and of no further force and effect. No prior or contemporaneous understanding or agreement shall alter or constitute a waiver of any term, condition, obligation, covenant, representation or warranty contained in this Agreement, nor shall any assignment, waiver, understanding or agreement purportedly assigning this Agreement or amending or waiving any provision hereof be effective unless and until it shall be reduced to writing and signed by the parties hereto. This Agreement may be executed in counterparts with each counterpart being deemed an original and all such counterparts being deemed as one single instrument, The headings in this Agreement have been inserted for convenience of reference only and shall not affect the interpretation or enforcement of any provision hereof.

      9.     Applicable Law. THIS AGREEMENT SHALL BE GOVERNED  BY
AND  BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK  FOR  ALL  PURPOSES  WITHOUT REGARD  TO  ITS  PRINCIPLES  OF
CONFLICTS OF LAW.

      10.      Submission  to Jurisdiction.      Each  Subscriber
hereby irrevocably and unconditionally:

           (i) submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

           (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

           (iii) agrees that service of process in any such action or proceeding may be effected by respectively delivering or mailing a copy thereof by personal delivery or by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Subscriber addressed in the manner set forth in Section 7 hereof or at such other address of which the Company shall have been notified pursuant thereto; and

           (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

       11.       Termination.  The  Company  may  terminate  this
Agreement by notice to the Subscribers at any time prior to February 28, 1997. Any termination of this Agreement pursuant to this Section 11 shall be without cost, expense or liability of any party.

     12.     Special State Securities Laws Notices.

       Prospective  Purchasers  in  California  must  review  the
following   information   required   by   the   Commissioner   of
Corporations and be aware of its contents:

               "The  sale of the securities  which
               are  the  subject of this agreement
               has  not  been qualified  with  the
               Commissioner of Corporations of the
               State   of   California   and   the
               issuance of such securities or  the
               payment  or receipt of any part  of
               the consideration therefor prior to
               such   qualification  is  unlawful,
               unless  the  sale of the securities
               is exempt from the qualification by
               Section  25100, 25102, or 25105  of
               the  California Corporations  Code.
               The  rights of all parties to  this
               agreement are expressly conditioned
               upon   such   qualification   being
               obtained,  unless the  sale  is  so
               exempt."


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the 28th day of February, 1997.


                              XCL LTD.



                              By:_______________________________


Title:______________________________

The undersigned hereby subscribes for 18,448 Shares.

                              THE SUBSCRIBER:


                              ______________________________
                              MITCH LEIGH

                              Tax ID No.:______________________

                              Phone No.:_______________________
                              Facsimile No.:_____________________

The undersigned hereby subscribes for 1,731 Shares.

                              THE SUBSCRIBER:


                              ______________________________
                              ABBY LEIGH

                              Tax ID No.:______________________

                              Phone No.:_______________________
                              Facsimile No.:_____________________


             ACKNOWLEDGMENT OF INDIVIDUAL SUBSCRIBER



      On  this  _____ day of ____________, 1997, before  me,  the undersigned authority, duly commissioned and qualified, personally came and appeared Mitch Leigh residing at [full address] __________________________________________, to me personally known, who, being by me duly sworn, declared and acknowledged before me that he/she knew the contents of the foregoing Agreement and did execute the foregoing Agreement in his/her capacity as a Subscriber, for the purposes therein expressed, as his/her free act and deed.


                              ____________________________
                                   Appearer (signature)

_____________________________
Notary Public
Name: [print]__________________________
My commission expires:

             ACKNOWLEDGMENT OF INDIVIDUAL SUBSCRIBER



      On  this  _____ day of ____________, 1997, before  me,  the undersigned authority, duly commissioned and qualified, personally came and appeared Abby Leigh residing at [full address] __________________________________________, to me personally known, who, being by me duly sworn, declared and acknowledged before me that he/she knew the contents of the foregoing Agreement and did execute the foregoing Agreement in his/her capacity as a Subscriber, for the purposes therein expressed, as his/her free act and deed.


                              ____________________________
                                   Appearer (signature)

_____________________________
Notary Public
Name: [print]__________________________
                     My commission expires: